UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

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Date of Report
(Date of earliest
event reported):	December 14, 2004

Badger Paper Mills, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	000-00795	39-0143840
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

200 West Front Street, P.O. Box 149, Peshtigo, Wisconsin 54157-0149
(Address of principal executive offices, including zip code)

(715) 582-4551
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

        Badger Paper Mills, Inc.‘s (the “Company”) former Chief Financial Officer (“CFO”) unexpectedly resigned from his position with the Company, effective November 12, 2004, in order to pursue another employment opportunity. As a result, the Company retained the services of one of the Company’s directors (the “Director”), who owns a management consulting firm, primarily to assist the Company with respect to its search for a new CFO (“Consulting Services”).

        Prior to the Company retaining the Director as a consultant, the Director was one of three members of the Company’s Audit Committee. However, once the Director began to provide Consulting Services to the Company, he would no longer be able to satisfy the more stringent independence standards applicable to audit committee members set forth in Rule 4350(d)(2) of Nasdaq’s Marketplace Rules. Accordingly, prior to the commencement of his provision of Consulting Services to the Company, the Director resigned from his role as a member of the Company’s Audit Committee.

        On December 14, 2004, the Company notified The Nasdaq Stock Market, Inc. (“Nasdaq”) that, as a result of the Director’s resignation from the Company’s Audit Committee, the Company was not in compliance with the audit committee composition requirements set forth in Rule 4350(d)(2)(A) of Nasdaq’s Marketplace Rules, which requires a listed issuer to have at least three members on its audit committee. Rule 4350(d)(4)(B) of Nasdaq’s Marketplace Rules provides a cure period that gives the Company until its next annual shareholders meeting (currently scheduled for May 2005) to comply with the audit committee composition requirements. The Company’s board of directors met on December 15, 2004 and approved the reorganization of the membership of the Company’s Audit Committee. As a result of such reorganization, the Company is again in compliance with Nasdaq Rule 4350(d)(2)(A).

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On December 15, 2004, the Company’s board of directors voted to increase the size of the Company’s board from seven members to eight members and appointed Daniel D. King as a new director to fill the vacancy created by such increase. Mr. King will serve as a Class III director, with a term expiring at the Company’s 2005 annual meeting of shareholders. Mr. King was also appointed to the Company’s Audit Committee and Compensation Committee.

        Mr. King is President and an owner of CTI Paper USA, Inc., a Sun Prairie-based paper company. From 1999 to 2003, Mr. King was President and Chief Executive Officer of Fox River Paper Company, LLC. From 1990 to 1999, Mr. King was employed by Wausau Paper where he served as President and Chief Executive Officer from 1995 through 1999. Mr. King worked for Nekoosa Papers, Inc. from 1972 through 1990, concluding his tenure there as Vice President of Sales and Marketing. Mr. King holds a MBA from Loyola University.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BADGER PAPER MILLS, INC.
Date: December 17, 2004	By: /s/ Ronald E. Swanson
Ronald E. Swanson,
President and Chief Executive Officer